Exhibit 99.1

VMware Reports Record Fourth Quarter and Full Year 2012 Results

- Annual Revenue Growth of 22% to a record $4.61 Billion with Fourth Quarter Year-over-Year Growth of 22% to a record $1.29 Billion

- Annual Operating Margin 18.9%; Non-GAAP Operating Margin a record 32.4%. Fourth Quarter Operating Margin 19.5%; Non-GAAP Operating Margin a record 32.8%

PALO ALTO, Calif., January 28, 2013 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the fourth quarter and full year of 2012:

•	Revenues for the fourth quarter were $1.29 billion, an increase of 22% from the fourth quarter of 2011.

•

Operating income for the fourth quarter was $253 million, an increase of 18% from the fourth quarter of 2011. Non-GAAP operating income for the fourth quarter was $424 million, an increase of 25% from the fourth quarter of 2011.

•

Net income for the fourth quarter was $206 million, or $0.47 per diluted share, compared to $200 million, or $0.46 per diluted share, for the fourth quarter of 2011. Non-GAAP net income for the quarter was $349 million, or $0.81 per diluted share, compared to $266 million, or $0.62 per diluted share, for the fourth quarter of 2011.

•	Fourth quarter Non-GAAP diluted EPS was $0.81, an increase of 30.6% from the fourth quarter of 2011.

•

Operating cash flows for the fourth quarter were $493 million, a decrease of 12% from the fourth quarter of 2011. Free cash flows for the quarter were $412 million, a decrease of 19% from the fourth quarter of 2011.

•	Revenues for 2012 were $4.61 billion, an increase of 22% from 2011.

•	Operating income for 2012 was $872 million, an increase of 19% from 2011. Non-GAAP operating income for 2012 was $1.49 billion, an increase of 28% from 2011.

•

Net income for 2012 was $746 million, or $1.72 per diluted share, compared to $724 million, or $1.68 per diluted share, for 2011. Non-GAAP net income for 2012 was $1.24 billion, or $2.85 per diluted share, compared to $936 million, or $2.17 per diluted share, for 2011.

•	Annual Non-GAAP diluted EPS was $2.85, an increase of 31.4% from 2011.

•	Operating cash flows for 2012 were $1.90 billion, a decrease of 6% and free cash flows for the year were $1.66 billion, a decrease of 7% from 2011.

•	Cash, cash equivalents and short-term investments were $4.63 billion and unearned revenue was $3.46 billion as of December 31, 2012.

U.S. revenues for 2012 grew 22% to $2.23 billion from 2011. International revenues grew 22% to $2.38 billion from 2011.

License revenues for 2012 were $2.09 billion, an increase of 13% from 2011. Service revenues, which include software maintenance and professional services, were $2.52 billion for 2012, an increase of 31% from 2011.

Annual 2013 total revenues are expected to be in the range of $5.230 billion to $5.350 billion, an increase of approximately 14 to 16 percent from 2012, and annual license revenues are expected to grow between 8 and 11 percent.

First quarter 2013 total revenues are expected to be in the range of $1.170 billion to $1.190 billion, an increase of approximately 11 to 13 percent from the first quarter 2012.

“2012 was a strong year for VMware, with solid Q4 results despite a tough economic environment,” said Pat Gelsinger, chief executive officer, VMware. “We see a tremendous market opportunity in 2013 and beyond, as we focus on what our customers value most: VMware’s role as a pioneer of virtualization technologies that radically simplify IT infrastructure from the data center to the virtual workspace.”

Recent Highlights & Strategic Announcements

•

On October 9, VMware unveiled an updated cloud management portfolio, including significant enhancements to the management products in the VMware vCloud® Suite. VMware also introduced a new product to the suite, VMware vCloud Automation Center™ 5.1, to further simplify and automate governance services across multiple, heterogeneous clouds. The announcement strengthened the VMware vCloud® Suite 5.1– the first solution to deliver the software-defined datacenter.

•

On December 4, VMware announced the newly formed Pivotal Initiative, in which VMware and EMC are committing key existing technology, people and programs from both companies focused on Big Data and Cloud Application Platforms under one virtual organization. The Pivotal Initiative will enable a new generation of workloads that can exploit the advancements VMware is driving with the software-defined datacenter, the de facto infrastructure at the heart of cloud computing, and with end-user computing.

•

In December, VMware established the Network and Security Virtualization group internally to align operations, engineering and go to market efforts to drive demand for next generation networking solutions associated with the software-defined datacenter. The Company appointed Stephen Mullaney, formerly CEO of Nicira, as vice president and general manager of the new organization.

VMware plans to host a conference call today to review its fourth quarter and full year 2012 results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

# # #

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2012 revenues of $4.61 billion, VMware has more than 480,000 customers and 55,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

# # #

VMware, vCloud Automation Center and VMware vCloud are registered trademarks or trademarks of VMware, Inc. in the United States and other jurisdictions. Other marks mentioned herein are trademarks, which are proprietary to VMware, Inc. or another company.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s expected first quarter and annual 2013 revenues and annual 2013 license revenues; VMware’s market opportunity; and the benefits of the Pivotal Initiative. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and promotions and beta programs; (v) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,609,322	$1,955,756
Short-term investments	3,021,512	2,556,450
Accounts receivable, net of allowance for doubtful accounts of $4,267 and $3,794	1,150,906	882,857
Due from EMC, net	67,934	73,799
Deferred tax asset	179,430	128,471
Other current assets	90,935	80,439

Total current assets	6,120,039	5,677,772
Property and equipment, net	664,669	525,490
Other assets, net	128,701	154,236
Deferred tax asset	103,001	156,855
Intangible assets, net	731,852	407,375
Goodwill	2,848,130	1,759,080

Total assets	$10,596,392	$8,680,808

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$89,562	$49,747
Accrued expenses and other	674,746	587,650
Unearned revenues	2,195,926	1,764,109

Total current liabilities	2,960,234	2,401,506
Note payable to EMC	450,000	450,000
Unearned revenues	1,264,639	944,309
Other liabilities	181,538	114,711

Total liabilities	4,856,411	3,910,526
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 128,688 and 123,610 shares	1,287	1,236
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	3,431,710	3,212,264
Accumulated other comprehensive income	5,676	1,176
Retained earnings	2,298,308	1,552,606

Total stockholders' equity	5,739,981	4,770,282

Total liabilities and stockholders' equity	$10,596,392	$8,680,808

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Revenues:
License	$596,720	$513,767	$2,086,990	$1,841,169
Services	696,435	546,535	2,518,057	1,925,927

Total revenues	1,293,155	1,060,302	4,605,047	3,767,096
Operating expenses (1):
Cost of license revenues	63,393	56,389	237,027	207,398
Cost of services revenues	128,431	110,485	484,296	414,589
Research and development	268,323	216,992	999,214	775,051
Sales and marketing	478,401	385,236	1,644,849	1,334,346
General and administrative	102,082	77,144	367,718	300,541

Operating income	252,525	214,056	871,943	735,171
Investment income	6,364	4,685	26,557	16,157
Interest expense with EMC	(1,047)	(1,060)	(4,654)	(3,906)
Other income (expense), net	2,082	(8,815)	(732)	46,991

Income before income taxes	259,924	208,866	893,114	794,413
Income tax provision	54,155	8,438	147,412	70,477

Net income	$205,769	$200,428	$745,702	$723,936

Net income per weighted-average share, basic for Class A and Class B	$0.48	$0.47	$1.75	$1.72
Net income per weighted-average share, diluted for Class A and Class B	$0.47	$0.46	$1.72	$1.68
Weighted-average shares, basic for Class A and Class B	427,266	422,873	426,658	421,188
Weighted-average shares, diluted for Class A and Class B	433,205	431,375	433,974	431,750

(1) Includes stock-based compensation as follows:
Cost of license revenues	$547	$335	$2,072	$1,606
Cost of services revenues	7,482	5,993	28,220	23,389
Research and development	62,779	39,643	210,377	174,264
Sales and marketing	39,100	25,138	149,879	95,688
General and administrative	13,894	9,650	48,107	40,206

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Operating activities:
Net income	$205,769	$200,428	$745,702	$723,936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,276	86,228	354,868	315,871
Stock-based compensation, excluding amounts capitalized	123,802	80,759	425,995	335,153
Excess tax benefits from stock-based compensation	(27,225)	(26,811)	(138,139)	(224,503)
Gain on sale of Terremark investment	—	—	—	(56,000)
Other	3,645	10,626	2,355	21,420
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(469,947)	(336,123)	(267,639)	(263,366)
Other assets	9,597	15,576	(112,266)	(75,879)
Due to/from EMC, net	(21,759)	(61,310)	5,865	(18,370)
Accounts payable	(2,426)	(3,960)	23,692	(16,513)
Accrued expenses	84,978	100,353	21,997	115,025
Income taxes receivable from EMC	19,488	23,018	19,488	269,258
Income taxes payable	10,842	27,261	138,508	79,183
Deferred income taxes, net	(3,962)	(28,936)	(74,060)	(19,663)
Unearned revenue	467,299	474,300	751,158	840,081

Net cash provided by operating activities	493,377	561,409	1,897,524	2,025,633

Investing activities:
Additions to property and equipment	(81,639)	(52,911)	(234,458)	(230,091)
Purchase of leasehold interest	—	—	—	(151,083)
Capitalized software development costs	—	—	—	(73,998)
Purchases of available-for-sale securities	(469,042)	(584,397)	(3,188,684)	(2,667,888)
Sales of available-for-sale securities	227,443	208,058	1,880,545	816,351
Maturities of available-for-sale securities	133,639	249,706	901,743	974,413
Sale of strategic investments	—	—	—	78,513
Business acquisitions, net of cash acquired	—	—	(1,344,214)	(303,610)
Transfer of net assets under common control	—	—	—	(22,393)
Other investing	(37,195)	(815)	(49,552)	(31,187)

Net cash used in investing activities	(226,794)	(180,359)	(2,034,620)	(1,610,973)

Financing activities:
Proceeds from issuance of common stock	38,936	52,332	253,159	337,618
Repurchase of common stock	(160,522)	(35,287)	(467,534)	(526,203)
Excess tax benefits from stock-based compensation	27,225	26,811	138,139	224,503
Shares repurchased for tax withholdings on vesting of restricted stock	(43,100)	(18,979)	(133,102)	(123,787)

Net cash provided by (used in) financing activities	(137,461)	24,877	(209,338)	(87,869)

Net increase (decrease) in cash and cash equivalents	129,122	405,927	(346,434)	326,791
Cash and cash equivalents at beginning of the period	1,480,200	1,549,829	1,955,756	1,628,965

Cash and cash equivalents at end of the period	$1,609,322	$1,955,756	$1,609,322	$1,955,756

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2012

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$63,393	(547)	(17)	(25,271)	—	(13,151)	—	$24,407
Cost of services revenues	$128,431	(7,482)	(194)	(1,098)	—	—	—	$119,657
Research and development	$268,323	(62,779)	(1,277)	(1,254)	—	—	—	$203,013
Sales and marketing	$478,401	(39,100)	(1,076)	(3,096)	—	—	—	$435,129
General and administrative	$102,082	(13,894)	(631)	—	(494)	—	—	$87,063
Operating income	$252,525	123,802	3,195	30,719	494	13,151	—	$423,886
Operating margin	19.5%	9.6%	0.3%	2.4%	—	1.0%	—	32.8%
Income before income taxes	$259,924	123,802	3,195	30,719	494	13,151	—	$431,285
Income tax provision	$54,155						27,832	$81,987
Tax rate	20.8%							19.0%
Net income	$205,769	123,802	3,195	30,719	494	13,151	(27,832)	$349,298
Net income per weighted-average share, basic for Class A and Class B (3)	$0.48	$0.29	$0.01	$0.07	$—	$0.03	$(0.06)	$0.82
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.47	$0.29	$0.01	$0.07	$—	$0.03	$(0.06)	$0.81

(1)	For the fourth quarter of 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $13.2 million.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 427,266 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433,205 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2011

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$56,389	(335)	(27)	(13,187)	—	(22,042)	—	$20,798
Cost of services revenues	$110,485	(5,993)	(160)	(1,241)	—	—	—	$103,091
Research and development	$216,992	(39,643)	(1,486)	(796)	—	—	—	$175,067
Sales and marketing	$385,236	(25,138)	(867)	(2,866)	—	—	—	$356,365
General and administrative	$77,144	(9,650)	(383)	(37)	(197)	—	—	$66,877
Operating income	$214,056	80,759	2,923	18,127	197	22,042	—	$338,104
Operating margin	20.2%	7.6%	0.3%	1.7%	—	2.1%	—	31.9%
Income before income taxes	$208,866	80,759	2,923	18,127	197	22,042	—	$332,914
Income tax provision	$8,438						58,145	$66,583
Tax rate	4.0%							20.0%
Net income	$200,428	80,759	2,923	18,127	197	22,042	(58,145)	$266,331
Net income per weighted-average share, basic for Class A and Class B (3)	$0.47	$0.19	$0.01	$0.04	$—	$0.06	$(0.14)	$0.63
Net income per weighted-average share, diluted for Class A and Class B (4)	$0.46	$0.19	$0.01	$0.04	$—	$0.05	$(0.13)	$0.62

(1)	For the fourth quarter of 2011, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $22.0 million.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 422,873 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 431,375 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2012

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$237,027	(2,072)	(60)	(71,605)	—	(70,608)	—	$92,682
Cost of services revenues	$484,296	(28,220)	(1,040)	(4,392)	—	—	—	$450,644
Research and development	$999,214	(210,377)	(6,327)	(3,718)	—	—	—	$778,792
Sales and marketing	$1,644,849	(149,879)	(4,847)	(12,243)	—	—	—	$1,477,880
General and administrative	$367,718	(48,107)	(1,622)	—	(3,896)	—	—	$314,093
Operating income	$871,943	438,655	13,896	91,958	3,896	70,608	—	$1,490,956
Operating margin	18.9%	9.5%	0.3%	2.0%	0.2%	1.5%	—	32.4%
Income before income taxes	$893,114	438,655	13,896	91,958	3,896	70,608	—	$1,512,127
Income tax provision	$147,412						129,126	$276,538
Tax rate	16.5%							18.3%
Net income	$745,702	438,655	13,896	91,958	3,896	70,608	(129,126)	$1,235,589
Net income per weighted-average share, basic for Class A and Class B (3)	$1.75	$1.03	$0.03	$0.22	$0.01	$0.17	$(0.31)	$2.90
Net income per weighted-average share, diluted for Class A and Class B (4)	$1.72	$1.01	$0.03	$0.21	$0.01	$0.16	$(0.29)	$2.85

(1)	For the year ended December 31, 2012, no costs were capitalized for the development of software products. Amortization expense from previously capitalized amounts was $70.6 million.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 426,658 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433,974 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Gain on sale of Terremark (2)	Tax Adjustment (3)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$207,398	(1,606)	(120)	(46,074)	—	(84,741)	—	—	—	$74,857
Cost of services revenues	$414,589	(23,389)	(1,368)	(4,967)	—	—	—	—	—	$384,865
Research and development	$775,051	(174,264)	(9,724)	(3,187)	—	86,426	(12,428)	—	—	$661,874
Sales and marketing	$1,334,346	(95,688)	(5,577)	(10,213)	—	—	—	—	—	$1,222,868
General and administrative	$300,541	(40,206)	(1,580)	(145)	(2,423)	—	—	—	—	$256,187
Operating income	$735,171	335,153	18,369	64,586	2,423	(1,685)	12,428	—	—	$1,166,445
Operating margin	19.5%	8.9%	0.5%	1.7%	0.1%	—	0.3%	—	—	31.0%
Other income (expense), net	$46,991							(56,000)		$(9,009)
Income before income taxes	$794,413	335,153	18,369	64,586	2,423	(1,685)	12,428	(56,000)	—	$1,169,687
Income tax provision	$70,477								163,459	$233,936
Tax rate	8.9%									20.0%
Net income	$723,936	335,153	18,369	64,586	2,423	(1,685)	12,428	(56,000)	(163,459)	$935,751
Net income per weighted-average share, basic for Class A and Class B (4)	$1.72	$0.80	$0.04	$0.15	$0.01	$(0.01)	$0.03	$(0.13)	$(0.39)	$2.22
Net income per weighted-average share, diluted for Class A and Class B (5)	$1.68	$0.78	$0.04	$0.15	$0.01	$(0.01)	$0.03	$(0.13)	$(0.38)	$2.17

(1)	For the year ended December 31, 2011, we capitalized $86.4 million (including $12.4 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $84.7 million.
(2)	VMware realized a gain of $56.0 million on the sale of its investment in Terremark Worldwide, Inc.
(3)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(4)	Calculated based upon 421,188 basic weighted-average shares for Class A and Class B.
(5)	Calculated based upon 431,750 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Revenues:
License	$596,720	$513,767	$2,086,990	$1,841,169
Services:
Software maintenance	590,971	463,489	2,152,986	1,640,397
Professional services	105,464	83,046	365,071	285,530

Total services	696,435	546,535	2,518,057	1,925,927

Total revenues	$1,293,155	$1,060,302	$4,605,047	$3,767,096

Percentage of revenues:
License	46.1%	48.5%	45.3%	48.9%
Services:
Software maintenance	45.7%	43.7%	46.8%	43.5%
Professional services	8.2%	7.8%	7.9%	7.6%

Total services	53.9%	51.5%	54.7%	51.1%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in thousands)

(unaudited)

	For the Three Months Ended December 31,
	2012	2011
GAAP cash flows from operating activities	$493,377	$561,409
Capital expenditures	(81,639)	(52,911)

Free cash flows	$411,738	$508,498

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in thousands)

(unaudited)

	For the Year Ended December 31,
	2012	2011
GAAP cash flows from operating activities	$1,897,524	$2,025,633
Capital expenditures	(234,458)	(230,091)

Free cash flows	$1,663,066	$1,795,542

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP income per diluted share, non-GAAP operating margin and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of intangible assets, acquisition related items, the net effect of the amortization and capitalization of software development costs, and the gain that VMware realized upon its sale of its investment in Terremark Worldwide, Inc. during the second quarter of fiscal 2011, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of certain of the stock-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•

Acquisition-related items. Acquisition-related items include direct costs of acquisitions, such as transaction fees, which vary significantly and are unique to each acquisition. Additionally, VMware does not acquire businesses on a predictable cycle.

•	Capitalized software development costs. Capitalized software development costs encompasses capitalization of development costs and the subsequent amortization of the capitalized costs over the useful life of the product. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. We did not capitalize software development costs related to product offerings during 2012. In future periods, we expect our amortization expense from capitalized software development costs to decline as software development costs are expected to be recorded as R&D expense as incurred given our go-to-market strategy, which has changed from single product solutions to product suite solutions. We also expect amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized.

•

Gain on sale of Terremark investment. In the second quarter of 2011, we sold our investment in Terremark Worldwide, Inc., which was acquired by Verizon in a cash transaction, and realized a gain of $56.0 million. Our investment in Terremark was made in connection with a business and technical collaboration and was not made to seek an investment gain or to fund our business operations. To the extent that sizeable gains or losses are realized on investments like this, they do not occur on a predictable cycle. Additionally, the timing of the event that triggered our divestment and whether or not we realized a gain or loss, was not under our control.

•

Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating our non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Additionally, we believe that the non-GAAP financial measure free cash flows is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.